Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of December 7, 2021, is entered into by and among Pine Technology Acquisition Corp., a Delaware corporation (“Parent”), Pine Technology Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), The Tomorrow Companies Inc., a Delaware corporation (the “Company”), and [●], a [●] (the “Securityholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, Merger Sub, and The Tomorrow Companies Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein), among other transactions, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the Securityholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Company Capital Stock listed on the Securityholder’s signature page hereto (collectively, the “Owned Stock” and the Owned Stock and any additional equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company) in which the Securityholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a dividend, split, recapitalization, combination, reclassification, exchange or change of such units, or upon exercise or conversion of any securities, the “Covered Stock”); and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Company agreed to deliver Company Support Agreements executed by Specified Company Securityholders representing at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to consent to, approve or adopt the Merger Agreement, the Additional Agreements and the Transactions, including the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Securityholder hereby covenants and agrees as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Securityholder, in its capacity as an equityholder of the Company, irrevocably and unconditionally acknowledges and agrees that it has validly executed and delivered, and has caused any other holder of record of any of any of the Securityholder’s Covered Stock to validly execute and deliver, in each case to the Company, on the date first written above and automatically effective as of the first Business Day following the Effective Date, the written consent attached hereto as Exhibit A in respect of all of the Securityholder’s Covered Stock. In addition, prior to the Termination Date (as defined herein), the Securityholder, in its capacity as an equityholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of the Company, the Securityholder shall, and shall cause any other holder of record of any of the Securityholder’s Covered Stock to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Securityholder’s Covered Stock to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Securityholder’s Covered Stock owned as of the record date for such meeting (or the date that any written consent is executed by the Securityholder) in favor of the Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Securityholder’s Covered Stock against any equityholder proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (ii) would result in the failure of any condition set forth in Article IX of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Securityholder contained in this Agreement.

The obligations of the Securityholder specified in this Section 1 shall apply whether or not the Merger or any action described above are recommended by the Board of Directors of the Company. For purposes of this Agreement, “Person” shall mean individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

2. No Inconsistent Agreements. The Securityholder hereby covenants and agrees that the Securityholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Securityholder’s Covered Stock that is inconsistent in any respect with the Securityholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Securityholder’s Covered Stock that is inconsistent with the Securityholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the time this Agreement is terminated upon the mutual written agreement of the Company, Parent, Merger Sub and the Securityholder, (iii) the election of the Securityholder in its sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, that reduces the aggregate number of Closing Payment Shares, or (iv) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time) (in each case, without the Securityholder’s prior written consent) (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 25 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of this Agreement prior to such termination.

4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Parent as to itself as follows:

(a) The Securityholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Stock, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Stock and any other equity securities of the Company that become Covered Stock that the Securityholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, the Merger Agreement, the Securityholder does not own beneficially or of record any equity securities of the Company (or any securities convertible into equity securities of the Company).

(b) The Securityholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Securityholder’s Covered Stock, (ii) has not entered into any voting agreement or voting trust with respect to any of the Securityholder’s Covered Stock that is inconsistent with the Securityholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Securityholder’s Covered Stock that is inconsistent with the Securityholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Securityholder is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Securityholder and constitutes a valid and binding agreement of the Securityholder enforceable against the Securityholder in accordance with its terms, subject to the Enforceability Exceptions.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, the CFIUS Declaration(s) and the CFIUS Notice(s), no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Securityholder from, or to be given by the Securityholder to, or be made by the Securityholder with, any Governmental Authority in connection with the execution, delivery and performance by the Securityholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(e) The execution, delivery and performance of this Agreement by the Securityholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) will not, constitute or result in (i) if the Securityholder is a legal entity, a breach or violation of, or a default under, the limited liability company agreement, certificate of incorporation or similar governing documents of the Securityholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Stock (other than Permitted Liens) pursuant to any contract binding upon the Securityholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Securityholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Securityholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Securityholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(f) As of the date of this Agreement, there is no action, proceeding or, to the Securityholder’s knowledge, investigation pending against the Securityholder or, to the knowledge of the Securityholder, threatened against the Securityholder that questions the beneficial or record ownership of the Securityholder’s Owned Stock, the validity of this Agreement or the performance by the Securityholder of its obligations under this Agreement.

(g) The Securityholder understands and acknowledges that Parent, Merger Sub and the Company entered into the Merger Agreement in reliance upon Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Securityholder contained herein.

(h) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission for which Parent, the Company or their respective Affiliates is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Securityholder, on behalf of such Securityholder, other than, for the avoidance of doubt, the Company’s engagement of any investment banker, broker, finder or other intermediary as set forth in the Merger Agreement or schedules thereto.

(i) Such Securityholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

5. Certain Covenants of the Securityholder. Except in accordance with the terms of this Agreement, the Securityholder hereby covenants and agrees as follows:

(a) The Securityholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Securityholder’s Covered Stock, (ii) amend, modify, supplement, withdraw, revoke or otherwise rescind the written consent attached hereto as Exhibit A in respect of all of the Securityholder’s Covered Stock, or (iii) take any action that would make any representation or warranty of the Securityholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Securityholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Securityholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Securityholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Securityholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Stock so Transferred and any Covered Stock subsequently acquired; provided, further, that any Transfer permitted under this Section 5(a) shall not relieve the Securityholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(a) with respect to the Securityholder’s Covered Stock shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Securityholder.

(b) The Securityholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(c) If the Securityholder owns any Company Warrants, the Securityholder hereby agrees to properly and timely exercise all of its Company Warrants prior to Closing such that the Securityholder shall no longer own any Company Warrants as of the Closing.

(d) From the date hereof through the Termination Date, the Securityholder shall not, and shall cause its officers, directors, controlled Affiliates, managers, consultants, employees, representatives and agents (“Representatives”) not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or its Subsidiaries (other than the transactions contemplated by this Agreement and the Merger Agreement): (A) any transaction or series of related transactions under which any Person(s), directly or indirectly, (x) acquires or otherwise purchases the Company or any of its controlled Affiliates or (y) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (x) and (y), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (B) any equity or similar investment in the Company or its controlled Affiliates.

(e) The Securityholder agrees that on or before the Closing Date, the Securityholder will agree to the termination in full without any liability or obligation to Parent, the Company or any of their respective Affiliates following the Closing of all Contracts set forth on Schedule 6.9 to the Merger Agreement, and the Securityholder agrees to take all actions as may be reasonably necessary or reasonably requested to effect such termination.

(f) The Securityholder agrees that on or before the Closing Date, the Securityholder will deliver duly-executed copies of the Lockup Agreement and Registration Rights Agreement, substantially in the forms attached as Exhibits D and E, respectively, to the Merger Agreement.

6. CFIUS Covenants: Securityholder agrees as follows:1

(a) To the extent any of the following have not been completed prior to the date hereof, as soon as practicable after the date of this Agreement, such Securityholder, together with Parent and the Company, shall prepare and file the CFIUS Declaration. Such Securityholder shall use reasonable best efforts to obtain CFIUS Approval, including without limitation (i) promptly preparing and submitting a CFIUS Notice in the event that CFIUS requests that such Securityholder submit a CFIUS Notice pursuant to 31 C.F.R. § 800.407(a)(1); and (ii) providing any additional information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS assessment, review, or investigation of the transaction contemplated by the Merger Agreement, within the time periods specified in the applicable regulations, or otherwise specified by the CFIUS staff.

(b) Notwithstanding anything to the contrary herein and in the Merger Agreement, such Securityholder shall as promptly as practicable, take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the filing persons in doing, all things necessary, proper or advisable to obtain CFIUS Approval, including taking all such action as may be necessary to resolve such objections, if any, as CFIUS may assert with respect to the Transactions, provided that in no event shall such Securityholder be obligated to, in order to obtain the CFIUS Approval, consent to take any actions that would reasonably be anticipated to have a material adverse impact on the Company, Parent, such Securityholder or their respective Subsidiaries following the Merger, including the Surviving Corporation, taken as a whole.

(c) Such Securityholder shall, in connection with the efforts to obtain the CFIUS Approval, (i) cooperate in all respects and consult with Parent and the Company in connection with the CFIUS Declaration(s) or CFIUS Notice(s), including by allowing Parent and the Company to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform Parent and the Company of any communication received by such Securityholder from, or given by such Securityholder to, CFIUS, by promptly providing a copy of any such written communications except for any exhibits to such communications providing personal identifying information, any sensitive business confidential information and any sensitive personal information that such Securityholder reasonably declines to share; and (iii) permit Parent and the Company to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give Parent and the Company the opportunity to attend and participate in any telephonic conference or in-person meeting with CFIUS, in each of clauses (i), (ii) and (iii) of this Section 6(c) subject to confidentiality considerations contemplated by the DPA or required by CFIUS.

7. Further Assurances. From time to time, at Parent’s request and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

8. Disclosure. The Securityholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure, to the extent required by law, rule, regulation or by the SEC, the Securityholder’s identity and ownership of the Covered Stock and the nature of the Securityholder’s obligations under this Agreement.

9. Changes in Capital Securities. In the event of a split, dividend or distribution, or any change in the Company’s capital securities by reason of any split-up, reverse split, recapitalization, combination, reclassification, exchange of units or the like, the terms “Owned Stock” and “Covered Stock” shall be deemed to refer to and include such securities as well as all such security dividends and distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.

1 NTD: To be included in the support agreements of the co-founders who will be CFIUS filing persons.

10. Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by Parent, the Company and any Securityholder to whom the amendment applies, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

11. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; (c) if by email, on the date of transmission; or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Securityholder, to it as provided on the Securityholder’s signature page hereto;

if to Parent or Merger Sub, to such company at:

Pine Technology Acquisition Corp.

260 Lena Drive

Aurora, Ohio 44202

Attn: Adam Karkowsky

E-mail: adam.karkowsky@amtrustgroup.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn: Adam M. Givertz

E-mail: agivertz@paulweiss.com

if to the Company to:

The Tomorrow Companies Inc.

9 Channel Center Street, 7th Floor

Boston, MA 02210

Attn: Chief Executive Officer

E-mail: ####

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: William J. Schnoor

Paul R. Rosie

E-mail: wschnoor@goodwinlaw.com; prosie@goodwinlaw.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Stock of the Securityholder. All rights, ownership and economic benefits of and relating to the Covered Stock of the Securityholder shall remain vested in and belong to the Securityholder, and Parent and Merger Sub shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Covered Stock, except as otherwise provided herein.

13. Entire Agreement. This Agreement, together with the Merger Agreement and Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement, the Merger Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, in the Merger Agreement or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

14. No Third-Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

15. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction.

(b) Any proceeding or Action based upon, arising out of or related to this Agreement or the Merger Agreement or the transactions contemplated hereby or by the Merger Agreement must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 15.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17. Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement including the Securityholder’s obligations to vote its Covered Stock as provided in this Agreement or the written consent attached hereto as Exhibit A, without proof of damages, and to the right of specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity, and without that right, none of the parties would have entered into this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

18. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

19. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted (including scanned.pdf image) signature pages that together (but need not individually) bear the signatures of all other parties.

20. Interpretation and Construction. Unless the express context otherwise requires:

(a) References to particular sections and subsections, schedules, annexes and exhibits not otherwise specified are cross-references to sections and subsections, schedules, annexes and exhibits of this Agreement unless otherwise indicated. Captions are not a part of this Agreement, but are included for convenience, only. The table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the words “include,” “includes,” and “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time. Unless otherwise specified, all references to currency amounts in this Agreement shall mean United States Dollars.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day, the date that is the reference date in calculating such period shall be excluded when calculating the time before which or within which such action or notice is to be taken or given, and if such date which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

21. Capacity as a Securityholder. Notwithstanding anything herein to the contrary, the Securityholder signs this Agreement solely in the Securityholder’s capacity as an equityholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, Representative or designee of the Securityholder or any of its Affiliates in his or her capacity, if applicable, as an officer, director, manager or fiduciary of the Company or any of its Subsidiaries or any other Person.

22. Waiver of Appraisal and Dissenters’ Rights. Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (including any notice requirements related thereto) (whether under the DGCL or other applicable Law) in connection with the Merger or any of the other Transactions that the Securityholder may have by virtue of, or with respect to, ownership of the Covered Stock (including any and all such rights under Section 262 of the DGCL) and (b) withdraw all written objections to the Merger, demands for appraisal and/or exercises of dissenter’s rights, if any, with respect to the Covered Stock.

23. Waiver. Reference is made to the final prospectus of Parent, dated March 10, 2021 (the “Prospectus”), which is available at www.sec.gov. The Securityholder understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Securityholder hereby agrees that (i) it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, except for redemption and liquidation rights, if any, the Securityholder may have in respect of any Parent Class A Shares held by it or the release of proceeds from the Trust Account upon consummation of the Merger, and (ii) it will have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Securityholder may have in respect of any Parent Class A Shares held by it or the release of proceeds from the Trust Account upon consummation of the Merger; provided, that (x) nothing herein shall serve to limit or prohibit the Securityholder’s right to pursue a claim against Parent for legal relief against monies or other assets outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Parent to specifically perform its obligations under this Agreement or the Merger Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account) and (y) nothing herein shall serve to limit or prohibit any claims that the Securityholder may have in the future against Parent’s assets or funds that are not held in the Trust Account. The Securityholder acknowledges and agrees that this Section 23 is material to this Agreement and has been specifically relied upon by Parent to induce Parent to enter into this Agreement, and the Securityholder further intends and understands this Section 23 to be valid, binding and enforceable under applicable Law. In the event the Securityholder commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account in breach of this Agreement, the Securityholder will be obligated to pay to Parent all of its legal fees and costs in connection with any such action in the event Parent prevails in such action or proceeding.

24. Non-Recourse. Except in the case of fraud, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. Except in the case of fraud, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 24) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

25. Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

PINE TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

PINE TECHNOLOGY MERGER CORP.

By:
Name:
Title:

THE TOMORROW COMPANIES INC.

Name:
Title:

[Signature Page to Securityholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SECURITYHOLDER]

By:
Name:
Title:

Company Capital Stock Held:

[[●] shares of Company Common Stock

[●] shares of Company Series Seed Preferred Stock

[●] shares of Company Series A Preferred Stock

[●] shares of Company Series A-1 Preferred Stock

[●] shares of Company Series B Preferred Stock

[●] shares of Company Series B-1 Preferred Stock

[●] shares of Company Series C Preferred Stock

[●] shares of Company Series D Preferred Stock]

Notices:

[●]

[●]

[●]

Attn: [●]

E-mail: [●]

with a copy (which shall not constitute notice) to:

[●]

[●]

[●]

Attn: [●]

E-mail: [●]

[Signature Page to Securityholder Support Agreement]

Exhibit A

Written Consent